STOCKHOLDERS AGREEMENT


         This STOCKHOLDERS AGREEMENT is made as of November 3, 1999, by and among United Petroleum Corporation, a Delaware corporation (the "Corporation"), Infinity Investors Limited, a Nevis, West Indies corporation, Fairway Capital Limited, a Nevis, West Indies corporation, Seacrest Capital Limited, a Nevis, West Indies corporation (collectively, the "Investor") and Joe Bared and Miriam Bared (collectively, "Bared"). The Investor and Bared are sometimes collectively referred to as the "Stockholders" and individually as a "Stockholder.") Capitalized terms used herein are defined in Section 12 hereof.

         The Corporation and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the management and ownership of the Corporation, (ii) limiting the manner and terms by which the Stockholders' stock may be transferred, and (iii) providing the Stockholders with certain registration rights.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Restrictions on Transfer of Shareholder Shares. No Stockholder shall sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of (collectively, a "Transfer") any interest in any Stockholder Shares for a period of two (2) years from the date hereof (the "Termination Date").

         2. Stockholder Preemptive Rights. Prior to the Termination Date, and for so long as any Stockholder owns any Stockholder Shares, each time the Corporation proposes to sell shares of its capital stock or options, warrants or other rights to buy capital stock for cash (except any capital stock issued pursuant to a stock option or warrant plan of the Corporation which does not exceed ten percent (10%) of the issued and outstanding capital stock of the Corporation at the time the warrant or option plan is adopted by the Corporation), the Corporation shall also make an offering of such shares to the Stockholders in accordance with the following provisions:

                  (a) The Corporation shall deliver a notice to each Stockholder stating the number of shares to be offered and the price and the terms on which it proposes to offer such shares. Such notice shall be sent to the addresses set forth in the records of the Corporation.

                  (b) Within 15 days after delivery of the notice, each Stockholder may elect to purchase, at the price and on the terms specified in the notice, up to its Pro Rata Portion of such shares by delivering written notice of such election to the Corporation within such 15 calendar days.

                  (c) Any shares referred to in the notice that are not elected to be purchased as provided in subsection (b) above may, during the 180-day period thereafter, be offered by the Corporation to any other person or persons at a price not less than, and on terms no more favorable to the offeree than, those specified in the notice.

         3.       Board of Directors.

                  (a) From and after the date hereof and until the Termination Date, each Stockholder shall vote all of his Stockholder Shares and any other voting securities of the Corporation over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a Board of Directors committee or officer of the Corporation or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                    (i) the number of  directors  on the Board shall be five (5)
               directors;

                    (ii) the following persons shall be elected to the Board:

                         (A) Two (2) representatives  designated by the Investor
                    (the "Investor Directors");

                         (B) Two (2)  representatives  designated  by Bared (the
                    "Bared Directors"); and

                         (C) L. Grant Peeples (the "Independent Director").

                    (iii) the removal from the Board (with or without  cause) of any representative designated hereunder by the Investor or Bared shall be at only the Investor's, or Bared's written request, respectively;

                    (iv) in the event that any representative designated hereunder by the Investor or Bared for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filed by a representative designated by the Investor or Bared, respectively, as provided hereunder; provided that any representative removed for cause shall not be designated again as a member of the Board; and

                    (v) Expansion of the Board and election of its additional members will initially be subject to the mutual agreement of the Investor Directors and Bared Directors and whenever they do not agree on such a matter, may be submitted to the vote of all stockholders of the Corporation at a duly called meeting.

                    (vi) Each  member of the Board shall  abstain  acting in the event of a direct or indirect financial interest (excluding matters that relate to Farm Stores Grocery, Inc., so long as UPET has a financial interest in it).

                  (b) The Board shall not appoint any committee with the authority to act on behalf of the Board without the consent of the Investor Directors and the Bared Investors.

                  (c) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 3, the election of a person to such directorship shall be accomplished in accordance with the Corporation's bylaws and applicable law.

         4.       Piggyback Registrations.

                  (a) Right to Piggyback. Subject to Section 1 hereof, whenever the Corporation proposes to register any of its Common Stock under the Securities Act (other than the initial public offering, pursuant to a transaction described under Rule 145 of the Securities Act, a transaction registering securities convertible into Common Stock or pursuant to Form S-8 or its successor forms) and the registration form to be used may be used for the registration of the Stockholder Shares of the Stockholders (a "Piggyback
Registration"), the Corporation shall give prompt written notice to the Stockholders of its intention to effect such a registration and will include in such registration the Stockholder Shares of the Stockholders with respect to which the Corporation has received written requests for inclusion therein within 15 days after the receipt of the Corporation's notice.

                  (b) Right to Shelf Registration. Subject to Section 11 hereof, in addition to the Piggyback Registration provided pursuant to paragraph 4(a), the Stockholders shall be entitled to request an unlimited number of Form S-3 resale registrations (a "Short Form Registration") in which the Corporation will pay all Registration Expenses; provided that the Corporation and the securities meet the eligibility requirements for such form and provided further that the Short Form Registration shall only be effective for 180 days and shall be subject to no sale periods upon notice to the Stockholders participating therein if in the reasonable judgment of the Corporation such Short Form Registration conflicts with the Corporation's business plans or another existing or proposed registration statement. The Corporation shall use its best efforts to make Short-Form Registrations available for the resale of Stockholder Shares.

                  (c) Expenses. The Registration Expenses of the Stockholders shall be paid by the Corporation in all Piggyback Registrations and Short-Form Registrations.

                  (d)  Priority  on  Primary   Registrations.   If  a  Piggyback
Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Corporation shall include in such registration (i) first, the securities the Corporation proposes to sell, (ii) second, the Stockholder Shares of the Investor and Bared requested to be included in such registration (on a pro rata basis), together with any securities underlying any warrants issued to the lenders or underwriters of the Corporation on a pro rata basis, (iii) third, other securities requested by other persons to be included in such registration.

                  (e) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Corporation shall include in such registration (i) first, the securities requested to be included therein by the Investor and Bared on a pro rata basis, together with any securities underlying any warrants issued to the lenders or underwriters of the Corporation on a pro rata basis, (ii) second, other securities requested by other persons to be included in such registration.

         5. Registration Procedures. Whenever the Stockholders have requested that any securities be registered pursuant to this Agreement, the Corporation shall use its best efforts to effect the registration and the sale of such securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation shall furnish to the counsel selected by the Stockholders covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel);

                  (b)  prepare  and  file  with  the   Securities  and  Exchange
Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

                  (d) use its best efforts to register or qualify such securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller (provided that the Corporation shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of Stockholder Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Corporation shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Stockholder Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such  securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such securities covered by such registration statement as a
Nasdaq  national  market  security  within the  meaning  of Rule  11Aa2-1 of the
Securities and Exchange Commission or, failing that, to secure Nasdaq authorization for such securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD;

                  (g) provide a transfer agent and registrar for all such securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Selling Stockholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such securities (including, without limitation, effecting a stock split or a combination of shares);

                  (i) make available for inspection by any seller of securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Corporation's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (k) permit the Selling Stockholder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Corporation, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Corporation in writing, which in the reasonable judgment of the Selling Stockholder and its counsel should be included;

                  (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Corporation shall use its best efforts promptly to obtain the withdrawal of such order; and

                  (m) in the event of an underwritten offering obtain a cold comfort letter from the Corporation's independent public accountants and an opinion from the Corporation's counsel in customary form and covering such matters of the type customarily covered by cold comfort letters or opinions, respectively as any underwriter may reasonably request.

         6.       Registration Expenses.

                  (a) All expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions and selling expenses (including brokers' fees and commissions)) and other persons retained by the Corporation (all such expenses being herein called "Registration Expenses"), shall be borne by the Corporation as provided in this Agreement, except that the Corporation shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Corporation are then listed or on the NASD automated quotation system.

                  (b) In connection with each Piggyback Registration or Short Form Registration, the Corporation shall reimburse the Stockholders for the reasonable fees and disbursements to the extent the Corporation's counsel has not performed the work.

                  (c) To the extent Registration Expenses are not required to be paid by the Corporation, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

         7.       Indemnification.

                  (a) The Corporation agrees to indemnify, to the extent permitted by law, the Selling Stockholder, its officers and directors and each person who controls the Selling Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by the Selling Stockholder expressly for use therein or by the Selling Stockholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished the Selling Stockholder with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Selling Stockholder.

                  (b) In connection with any registration statement in which the Selling Stockholder is participating, the Selling Stockholder shall furnish to the Corporation in writing such powers of attorney, custody agreements and letters of direction and other information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall only have to indemnify the Corporation, its directors and officers and each person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Selling Stockholder to the Corporation for specific use in such registration statement, prospectus or amendment or supplement thereto and which remained in the final prospectus delivered to the purchaser of such securities; provided that the obligation to indemnify shall be limited to the net amount of proceeds received by the Selling Stockholder from the sale of Stockholder Shares pursuant to such registration statement.

                  (c) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Corporation also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Corporation's indemnification is unavailable for any reason.

                  (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party, to the extent that it would have been or was obligated to provide indemnification under this Section 7, shall contribute to the amount paid or payable by such indemnified party as a result of the claims. losses, changes or liabilities referred to in this Section 7 in such proportion as is appropriate to reflect the relative benefits received by the Stockholders on the one hand and the Corporation on the other. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Stockholders on the one hand and the Corporation on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Stockholders on the one hand or the Corporation on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         8. Participation in Underwritten Registrations. No person may participate in any registration hereunder which is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of securities included in any underwritten registration shall be required to make any representations or warranties to the Corporation or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

         9. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any other applicable legends).

                  "The shares of New UPC Common Stock represented by this certificate are issued pursuant to the Plan of Reorganization for United Petroleum Corporation, as confirmed by the United States Bankruptcy Court for the District of Delaware. The Corporation's Certificate of Incorporation contains restrictions prohibiting the sale, transfer, disposition, purchase or acquisition of any shares of Common Stock without the prior written authorization of the Corporation's Board of Directors (or its designee) by or to any person
         (a) who beneficially owns, directly or through attribution (as determined under Section 382 of the Internal Revenue Code of 1986 as amended from time to time (the "Code")), 5% or more of the total fair market value of the then issued and outstanding shares of Common Stock of the corporation, or (b) who, upon the sale, transfer, disposition, purchase or acquisition of any shares of Common Stock of the Corporation would beneficially own, directly or through attribution (as determined under Section 382 of the Code), or would cause another person beneficially to own, directly or through attribution (as determined under Section 382 of the Code), 5% or more of the total fair market value of the then issued and outstanding shares of common stock, if that sale, transfer, disposition, purchase or acquisition would jeopardize UPC's preservation of its federal income tax attributes pursuant to Sections 382 or 383 of the Code; provided however, that for so long as the percentage point changes in ownership of the common stock (as described in Section 382(g)(1) of the Code) since the Effective Date do not total more than thirty (30) percentage points, the above restrictions shall be applied by substituting "10%" for "5%". UPC will furnish a copy of its Certificate of Incorporation to the holder of record of this certificate without charge upon written request addressed to UPC at its principal place of business."

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED NOVEMBER 3, 1999. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

         The Corporation shall imprint such legend on certificates evidencing outstanding Stockholder Shares. The legend set forth above shall be removed from the certificates evidencing any Stockholder Shares after the Termination Date.

         10. Conflicting Agreements. Each Stockholder represents that it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement. No Stockholder shall act, for any reason, as a member of a group or in concert or enter into any agreement or arrangement with any other person in connection with the acquisition, disposition or voting of Stockholder Shares in any manner which is inconsistent with the provisions of this Agreement.

         11. Actions Consistent with Agreement. The Corporation shall not circumvent this Agreement by taking any action through a subsidiary or affiliate that would be prohibited under this Agreement. The certificate of incorporation and bylaws of the Corporation may be amended in any manner permitted thereunder, except that neither the certificate nor the bylaws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.

         12.      Definitions.

                  "Bared Directors" shall have the meaning set forth in Section 3(a)(ii) hereof.

                  "Corporation" shall have the meaning set forth in the preamble and shall include all of the Corporation's subsidiaries.

                  "Independent  Director"  shall have the  meaning  set forth in
Section 3(a)(ii) hereof.

                  "Investor  Directors"  shall  have the  meaning  set  forth in
Section 3(a)(ii) hereof.

                  "Piggyback  Registration"  shall have the meaning set forth in
Section 4(a) hereof.

                  "Registration Expenses" shall mean all expenses related to registration pursuant to Sections 4(a) and 4(b) of this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Stockholder" shall have the meaning as set forth in the preamble and shall include their permitted successors and assigns.

                  "Stockholder Shares" means (i) any common stock of the Corporation purchased or otherwise acquired by any Stockholder (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Corporation held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been sold to the public through a Public Sale even if thereafter they are reacquired by a Stockholder.

                  "Transfer" shall have the meaning set forth in Section 1 hereof.

         13.  Transfers  in Violation  of  Agreement.  Any Transfer or attempted
Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Corporation shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

         14. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Corporation, the Investor or Bared unless such modification, amendment, termination or waiver is approved unanimously in writing by the Corporation, the Investor and Bared. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         16. Entire Agreement. Except as set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         17. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and the Stockholders and any permitted subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares.

         18.   Counterparts.   This   Agreement  may  be  executed  in  separate
counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         19. Remedies. The Corporation, the Investor and Bared shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Corporation, any Investor and Bared may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         20. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Corporation at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Corporation's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Corporation's address is:

                       United Petroleum Corporation
                       2620 Mineral Springs Road, Suite A
                       Knoxville, Tennessee 37917

         21. Governing Law. This Agreement will be construed and interpreted in accordance with and governed by the laws of the State of Delaware.

         22. Termination. This Agreement shall expire on the tenth anniversary of the date of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.


                                  UNITED PETROLEUM CORPORATION


                                  By:

                                  Its:


                                  INFINITY INVESTORS LIMITED


                                  By:

                                  Its:


                                  FAIRWAY CAPITAL LIMITED


                                  By:

                                  Its:


                                  SEACREST CAPITAL LIMITED


                                  By:

                                  Its:




                                  Joe Bared




                                  Miriam Bared